SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 19, 2002

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 5.  Other Events and Regulation FD Disclosure

         Derma Sciences, Inc. (referred to herein as the "Registrant"), Laurentian Bank of Canada (referred to herein as the "Bank") and Dumex Medical Inc. and its affiliated entities (referred to herein as "Dumex") have entered into various conditional agreements providing for the purchase by the Registrant of substantially all of the assets of Dumex (the "Transaction").  Details of the contemplated Transaction are set forth below.  Unless otherwise noted, all amounts are presented in U.S. dollars with an assumed exchange rate of 0.6452 Canadian dollars to one U.S. dollar.

         1.  Dumex – Description.  Dumex is a leading manufacturer and distributor of wound care products and medical devices primarily to the Canadian market.  Customers include hospitals, other medical institutions and medical supplies distributors.  Sales for calendar year 2001 were $9,089,900 (based upon the average exchange rate in effect during 2001 of 0.6549 Canadian dollars to one U.S. dollar).  Sales were derived to the extent of 76% and 24%, respectively, from Canadian and United States markets.  Dumex’s market share is approximately 40% throughout Canada and approximately 50% in the provinces of Ontario and Quebec.

         2.  Dumex – Financial Status.  Due primarily to a failed Internet initiative and related product development costs, Dumex is insolvent and will be required to liquidate its assets in order to satisfy the claims of its secured creditors.  An Interim Receiver (“Receiver”) has been appointed for Dumex under the Bankruptcy and Insolvency Act of Canada.  On or about August 19, 2002, the Receiver, with the approval of the Ontario Superior Court of Justice – Commercial List, is expected to effect transfer of Dumex’s assets to a newly organized Canadian subsidiary of the Registrant (referred to herein as “NewCo”) free of claims and entitlements of Dumex’s unsecured creditors and shareholders.

         3.  Dumex – Facilities.  Dumex leases a 55,000 square foot headquarters and manufacturing facility and a 22,000 square foot distribution facility in Toronto, Canada.  In addition, Dumex leases a 10,000 square foot facility in Nantong, China.  Each of the foregoing facilities is subject to regulation by the United States Food and Drug Administration and comparable Canadian authorities. The Registrant intends that NewCo will continue operation of the foregoing facilities.  To this end, NewCo will seek to renegotiate the subject facility leases and cause same to be assigned to it.

         4. Transaction – Mechanics.  The Registrant has organized NewCo to take possession of Dumex’s assets, hire essential employees (including William Goodwin, President of Dumex), renegotiate and execute facility leases, continue relationships with Dumex’s customers and suppliers and in all other respects operate and expand the business theretofore carried on by Dumex.

         5.  Transaction – Assets and Purchase Price.  The assets to be transferred to NewCo pursuant to the Transaction (the “Dumex Assets”) primarily consist of accounts receivable, inventory and fixed assets.  The book value of the Dumex Assets, as reflected on the balance sheet of Dumex at June 30, 2002 (unaudited), is approximately $5,526,300.  Caution: A significant portion of Dumex’s inventory may be obsolete.  The book value of these assets is expected to decline between June 30, 2002 and the closing of the Transaction as such assets are used to partially fund continuing Dumex losses.  Furthermore, book value is not necessarily indicative of fair market value or the amounts that would be realized by the Registrant or NewCo upon collection, sale or disposition of the Dumex Assets.

         The purchase price for the Dumex Assets is approximately $3,750,900 to be paid as follows (subject to certain adjustments):

                                              Dumex Assets
                                             Purchase Price

          Assumption by NewCo of Dumex indebtedness
               to the Bank                                        $2,396,900
          Cash payment to the Bank                                   129,040
          Cash payment to secured creditors                          412,960
          Assumption by NewCo of certain other
               Dumex indebtedness                                    542,000
          Transaction costs                                          270,000
                                                                  ----------

          Total Purchase Price                                    $3,750,900
                                                                   =========

         In addition to the foregoing payments, the Registrant will grant to the Bank options to purchase 225,000 shares of its common stock (subject to adjustment) at a per share price equal to the greater of the closing price of the common stock on the trading day immediately preceding closing of the Transaction or $0.50.  Further, the Registrant will contribute to the capital of NewCo the sum of $451,600 which amount is to be applied against NewCo’s $2,396,900 post-Transaction debt to the Bank.

         Of the $2,396,900 indebtedness to the Bank to be assumed by NewCo, $1,042,000 will be in the form of a 5 year term loan and $1,354,900 will be in the form of a 16 month line of credit.  Both the term loan and the line of credit will be secured by NewCo's assets.

         Interest on the term loan will be at the Bank’s prime lending rate plus 1¼% per annum.  Monthly principal amortization of the term loan is expected to be at the rate of $12,260 for months 2 through 36 of the term and $14,840 for the next 24 months of the term with a balloon payment of $256,740 upon loan maturity.

        The Registrant’s contribution of $451,600 to NewCo’s capital discussed above will be applied to reduce the principal balance of the line of credit.  It is expected that monthly payments during the term of the line of credit will consist of interest only at the Bank’s prime lending rate plus 1% per annum.  The entire principal and accrued interest under the line of credit will be payable upon maturity.  The Registrant expects that the line of credit will be periodically renewed by the Bank.

         6. Transaction – Costs.  The purchase price of the Dumex Assets includes expenses associated with the Transaction in the amount of approximately $270,000 ("Transaction Costs").  These expenses include, inter alia, legal and accounting fees, investment banking fees and related costs.

         7.  Transaction – Source of Funds.  The price of the Dumex Assets, together with the above discussed Transaction Costs, total $3,750,900 (referred to herein as the “Purchase Price”).  The Registrant intends to finance $2,938,900 of the Purchase Price via the assumption by NewCo of $2,396,900 of Dumex’s indebtedness to the Bank and $542,000 of Dumex’s indebtedness to certain other creditors.  The $812,000 balance of the Purchase Price and the Registrant’s $451,600 working capital contribution will be financed by a combination of cash-on-hand and draws against the Registrant’s revolving credit facility with CapitalSource Finance, LLC.  For further information concerning the terms and conditions governing this revolving credit facility, please refer to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 22, 2002.

         8.  NewCo – Post Transaction Financing. The Registrant expects that NewCo’s working capital requirements will be met via draws, if required, upon its line of credit with the Bank.  The Registrant has agreed to advance to NewCo up to $322,600 of additional working capital in the event NewCo violates loan covenants relative to its term loan or line of credit with the Bank.

         9.  Employment Agreements.  The Registrant and NewCo have executed an employment agreement with William Goodwin, President of Dumex, whereby Mr. Goodwin will serve as the President and Chief Executive Officer of NewCo and Executive Vice President of the Registrant.  The employment agreement is for a period of three years and provides for a base salary and bonuses to be determined by the Registrant’s President and Chief Executive Officer.  The employment agreement further provides that the Registrant will grant Mr. Goodwin options to purchase 500,000 shares of the Registrant’s common stock at a per share exercise price equal to the greater of the average closing bid price of the common stock for the 30 days preceding closing of the Transaction or $0.50.  These options will vest at the rate of 100,000 shares upon closing of the Transaction and the balance of 400,000 shares one year after closing of the Transaction.  The employment agreement also provides for severance payments in the event Mr. Goodwin’s employment is terminated by the Registrant other than “for cause.”  The employment agreement also specifies that the Registrant will assume commercial loan obligations of Dumex in the amount of $129,040 if certain conditions are met, and will satisfy a personnel loan guarantee of Mr. Goodwin in the amount of $32,260.  These obligations are included in the previously described Purchase Price.  The employment agreement will become effective upon closing of the Transaction.

        The Registrant also intends to offer employment to various key employees of Dumex.

        10.  Transaction Conditions.  Closing of the Transaction is subject to the satisfaction of several major conditions, including: (1) successful renegotiation, and assignment to NewCo, of leases for Dumex’s headquarters, manufacturing and distribution facilities, (2) the right to appeal the order of the Ontario Superior Court of Justice – Commercial List relative to the appointment of an Interim Receiver for Dumex and approval of the sale of Dumex’s assets to the Registrant shall have expired and appeal proceedings, if any, shall have been dismissed, (3) all consents, approvals and authorizations of any person, entity or governmental authority necessary to closing of the Transaction shall have been obtained, (4) all documentation necessary to effect transfer of Dumex’s assets to the Registrant, reflect the Registrant’s assumption of certain of Dumex’s liabilities in connection therewith and otherwise evidence the agreement of the parties relative to the Transaction shall be in form and substance satisfactory to the Registrant, NewCo, Dumex, the Receiver, the Bank and their respective counsel, and (5) there shall be no material adverse change in the business, assets or financial condition of Dumex.  There can be no assurance that the foregoing conditions will be met or that the Transaction will be consummated.

         11.  Timetable – Operating Agreement.  The Registrant anticipates that satisfaction of all major conditions to closing of the Transaction will occur by August 19, 2002 and that closing of the Transaction and transfer of the Dumex Assets to NewCo will occur on or about August 19, 2002.  Effective July 19, 2002, the Registrant assumed operational control of Dumex pursuant to an interim operating agreement with Dumex and the Bank.  Under the interim operating agreement, the Registrant, inter alia, maintains authority over Dumex’s expenditures and assumes responsibility for Dumex’s pre-closing indebtedness to the Bank in excess of $3,080,830.

_______________________

         Statements that are not historical facts, including statements about the Registrant’s confidence, strategies, expectations, technologies or opportunities, are forward-looking statements.  Words such as “anticipate,” “expect,” “intend,” “plan,” “seek” and “contemplate” typically identify forward looking statements.  Forward looking statements involve risks and uncertainties including, but not limited to, product demand and market acceptance risks, impact of competitive products and prices, product development, commercialization or technological delays or difficulties, and trade, legal, social, financial and economic risks.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: July 31, 2002	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer